EXHIBIT 5.1


                                [FORM OF OPINION]

                             DAVIDSON LAW FIRM, LTD.
                               724 Garland Street
                           Little Rock, Arkansas 72201



                                 ________________, 1997


ThermoEnergy Corporation
1300 Tower Building
323 Center Street
Little Rock, AR  72201

Gentlemen:

         We have acted as counsel to ThermoEnergy Corporation, an Arkansas corporation (the "Company"), in connection with its Registration Statement on
Form SB-2 (File No. 333-21613) (the "Registration Statement"), pursuant to the
Securities Act of 1933, as amended, relating to the registration of 1,200,000 shares of its Series A Common Stock, $0.001 par value per share, 180,000 shares of Series A Common Stock to cover the  Underwriter's
Over-Allotment  Option and
314,999 shares of Series A Common Stock to be sold on behalf of certain selling securityholders ("Selling Securityholders") (the "Shares"); 1,200,000 Redeemable
Series 1 Common Stock Purchase  Warrants and 314,999  Redeemable
Series 1 Common
Stock Purchase Warrants to be sold on behalf of the Selling
Securityholders (the
"Series 1 Warrants");  and 1,200,000  Redeemable  Series 2 Common
Stock Purchase
Warrants and 314,999 Redeemable Series 2 Common Stock Purchase Warrants to be sold on behalf of the Selling Securityholders (the "Series 2 Warrants"); and the
Shares  underlying  the  Series 1 Warrants  and the Series 2
Warrants  ("Warrant
Shares"). In addition, the Registration Statement relates to the registration of
120,000 warrants to be sold to the Representatives ("Representative's Warrants") and the Shares, Series 1 Warrants and Series 2 Warrants underlying the
Representative's Warrants. The Shares, Series 1 Warrants and Series 2 Warrants underlying the Representative's Warrants are referred to collectively as
"Representative Warrant Securities". This opinion is being furnished in response to Item 601 of Regulation S-B and the instructions to Form SB-2.

         We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

         We express no opinion as to the laws of any jurisdiction other than those of the State of Arkansas.


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         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation validly existing under the laws of the state of Arkansas and is duly authorized to carry on its business as described in the Prospectus included as part of the Registration Statement.

         2. When the  Shares,  the Series 1  Warrants,  the  Series
2  Warrants,
Warrant Shares, Representative's Warrants and Representative Warrant Securities are issued and delivered in accordance with the terms of the agreements related thereto, all filed as exhibits to the Registration Statement, such securities will be duly and validly issued, and the Shares, Warrant Shares and Shares underlying the Representative's Warrants will be fully paid and nonassessable.

         We do not purport to cover herein the application of the securities laws of various states to sales of the Shares.

         We hereby consent to the use of this opinion as an exhibit to the
Registration  Statement  and the  reference to us under  "Legal
Matters" in the
Registration Statement.


Very truly yours,



Davidson Law Firm, Ltd.













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